UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 26, 2011

LIBERTY GLOBAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51360	20-2197030
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

12300 Liberty Boulevard Englewood CO 80112
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (303) 220-6600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(e)  Compensatory Arrangements of Certain Officers

At a meeting of the compensation committee of our board of directors on July 26, 2011, the committee approved certain modifications to awards made to Shane O’Neill, our Chief Strategy Officer, due to his disability. Specifically, the compensation committee approved the accelerated vesting as of July 26, 2011 of the following awards made to Mr. O’Neill under the Liberty Global, Inc. 2005 Incentive Plan, as amended: (1) stock appreciation rights (SARs) for 44,592 Series A shares and 44,592 Series C shares granted May 1, 2010, (2) 40,128 Series A SARs and 40,128 Series C SARs granted May 1, 2011, and (3) the final installment of his earned award under our 2007 senior executive performance incentive plan and a portion of his target 2010-2012 and 2011-2013 performance share units, representing in the aggregate 161,772 Series A shares and 158,266 Series C shares. The committee also determined that all of Mr. O’Neill’s vested SARs will remain exercisable until December 31, 2013. Mr. O’Neill is expected to relinquish his duties as Chief Strategy Officer and cease to be an executive officer of LGI on or before December 30, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 28, 2011

LIBERTY GLOBAL, INC.

By:	/s/ RANDY L. LAZZELL
Name:Randy L. Lazzell
Title:Vice President